PTC Announces Q1 Results; Provides Q2 and Updated FY’14 Outlook

NEEDHAM, Mass. -- PTC (Nasdaq: PTC) today reported results for its first fiscal quarter ended December 28, 2013.

Highlights

•	Q1 Results:
o	Revenue of $325 million, up 1% year over year on non-GAAP Q1’13 revenue and up 2% on a constant currency basis
o	Non-GAAP EPS of $0.50, up 37% year over year and on a constant currency basis
o	Non-GAAP operating margin of 25.3%, up 700 basis points year over year and on a constant currency basis
o	GAAP operating margin of 16.9% and GAAP EPS of $0.33, including a $1 million restructuring charge related to actions announced in Q4’13
o	Q1 revenue contribution from acquired businesses Enigma (acquired on July 11, 2013) and NetIDEAS (acquired on September 5, 2013) was $2 million

•	Q2 Guidance:
o	Revenue of $320 to $330 million and non-GAAP EPS of $0.43 to $0.48
o	License revenue of $75 to $90 million
o	GAAP EPS of $0.28 to $0.33 (excluding acquisition accounting for the ThingWorx transaction)
o	Assumes $1.36 USD / EURO and 104 YEN / USD

•	FY’14 Guidance:
o	Revenue of $1,330 to $1,345 million and non-GAAP EPS of $2.03 to $2.13
o	License revenue of $355 to $370 million
o	Non-GAAP operating margin of approximately 25%
o	GAAP EPS of $1.38 to $1.48 and GAAP operating margin of approximately 18% (excluding acquisition accounting for the ThingWorx transaction)
o	Assumes $1.36 USD / EURO and 104 YEN / USD

The Q1 non-GAAP results exclude $12.8 million of stock-based compensation expense, $12.3 million of acquisition-related intangible asset amortization, $1.1 million of restructuring charges, and $1.3 million of acquisition-related expense. The Q1 non-GAAP EPS results include a tax rate of 25% and 121 million diluted shares outstanding.

Results Commentary
James Heppelmann, president and chief executive officer, commented, “PTC’s revenue and non-GAAP EPS were above the high end of our guidance range, while license revenue was near the high end of the range with no mega deals (transactions resulting in recognized license revenue of over $5 million in the quarter). We believe our strong EPS performance, in particular, reflects our continued efforts to drive margin expansion and earnings growth. License revenue of $79 million was flat year over year and on a constant currency basis compared to a strong performance in Q1’13, which was the fiscal year end for Servigistics, and a period in which we recognized significant revenue from a mega deal in the Americas. On a constant currency basis we saw 8% year-over-year revenue growth in Japan, 4% year-over-year revenue growth in the Americas, 2% year-over-year revenue growth in Europe, and a 12% year-over-year revenue decline in the Pacific Rim. Reported revenue in Japan and the Pacific Rim was down 13% and 12%, respectively, and in the Americas and Europe was up 4% and 6%, respectively.“

Heppelmann added, “CAD license revenue grew 15% year over year on a constant currency and reported basis while total CAD revenue was up 4% on a constant currency basis and 3% on a reported basis. Our extended PLM business was up 1% year over year on a constant currency and reported basis compared to very strong performance in Q1’13, which included a mega deal. Our SLM business saw a 4% constant currency and reported revenue decline versus the year-ago period. Keep in mind that the Servigistics fiscal year ended in Q1’13; going forward, we expect seasonality in our SLM business to more closely resemble the rest of our business, and we continue to anticipate achieving strong SLM revenue growth in FY’14. We had 34 large deals (recognized license + services revenue of more than $1 million) in Q1’14, up from 27 in Q1’13. Similar to Q1’13, the mix of large deal revenue was skewed somewhat more heavily toward services. During the quarter we recognized revenue from leading organizations such as ABB Ltd, Air China, Airbus Helicopters, Brother Industries, DCNS, Embraer, HKMC, Liebherr, NVIDIA, Petrobras, Renault, and Volkswagen.”

Jeff Glidden, chief financial officer, commented, “We delivered $0.50 non-GAAP EPS and achieved a 25.3% non-GAAP operating margin. We generated $36 million in operating cash flow, borrowed $110 million from our credit facility to fund the acquisition of ThingWorx early in the second quarter, and used $6 million for capital expenditures, resulting in an ending cash balance of $371 million.”

Outlook Commentary
Based on the strength of our pipeline, an expanding set of impact solutions that address key customer challenges, and our ability to address future growth opportunities in the smart, connected product space through our recent acquisition of ThingWorx, we are very excited about the longer-term growth opportunity for PTC. With strong Q1 results, we remain comfortable with our 25% non-GAAP operating margin target for FY’14. Furthermore, we are committed to driving non-GAAP margin expansion toward our FY’17 target range of 28% to 30%,” said Heppelmann.

Glidden added, “For Q2’14, we are providing guidance of $320 to $330 million in revenue with $75 to $90 million in license revenue, approximately $75 million in services revenue and approximately $165 million in support revenue. We anticipate somewhat higher spending levels in Q2’14 driven by increased hiring, particularly within sales and R&D, annual salary increases, and the inclusion of the ThingWorx business. We are expecting Q2 non-GAAP EPS of $0.43 to $0.48 and GAAP EPS of $0.28 to $0.33 (excluding acquisition accounting for the ThingWorx transaction).”

The Q2 guidance assumes $1.36 USD / EURO and 104 YEN / USD, a non-GAAP tax rate of 25%, a GAAP tax rate of 25% and 121 million diluted shares outstanding. The Q2 non-GAAP guidance excludes $13 million of stock-based compensation expense, $12 million of intangible asset amortization expense, their related income tax effects, as well as any additional discrete tax items.

Glidden continued, “Given our Q1 performance and the inclusion of revenue from ThingWorx this fiscal year, we are now targeting FY’14 revenue of $1,330 to $1,345 million, license revenue of $355 to $370 million, services revenue of approximately $300 million and support revenue of approximately $675 million. We are targeting non-GAAP EPS of $2.03 to $2.13 and GAAP EPS of $1.38 to $1.48, up from our prior guidance of $2.00 to $2.10 non-GAAP EPS and $1.28 to $1.38 GAAP EPS, respectively.”

The FY’14 targets assume a non-GAAP tax rate of 25%, a GAAP tax rate of 25% and 121 million diluted shares outstanding. The FY’14 non-GAAP guidance excludes $52 million of stock-based compensation expense, $49 million of intangible asset amortization expense, $1 million of restructuring charges, $1 million of acquisition-related charges and their related income tax effects, as well as any additional discrete tax items. Our Q2 and FY’14 guidance does not include the impact of acquisition accounting for the ThingWorx transaction, for which we expect to record a non-cash tax benefit due to the recording of deferred tax liabilities and the resulting reduction in the U.S. valuation allowance.

Q1 Earnings Conference Call and Webcast
Prepared remarks for the conference call have been posted to the investor relations section of our website. The prepared remarks will not be read live; the call will be primarily Q&A.

What:	PTC Fiscal Q1 FY14 Conference Call and Webcast

When:	Thursday, January 23rd, 2014 at 8:30am (ET)

Dial-in:	1-800-857-5592 or 1-773-799-3757 Call Leader: James Heppelmann Passcode: PTC

Webcast:	www.ptc.com/for/investors.htm

Replay:
The audio replay of this event will be archived for public replay until 4:00 pm (CT) on February 2nd, 2014.
Dial-in: 800-835-4112 Passcode: 8821
To access the replay via webcast, please visit www.ptc.com/for/investors.htm.

Important Information About Non-GAAP References
PTC provides non-GAAP supplemental information to its financial results. Non-GAAP revenue, operating expenses, margin and EPS exclude the effect of purchase accounting on the fair value of acquired deferred revenue of Servigistics, Inc., stock-based compensation expense, amortization of acquired intangible assets, restructuring charges, acquisition-related expenses and gains, and the related tax effects of the preceding items and discrete tax items. We use these non-GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our core operating results. We believe that these non-GAAP measures help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals, communicated internally and externally, for managing our business and evaluating our performance. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to the results of peer companies. In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on PTC’s financial results. Management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results. PTC also provides results on a constant currency basis to provide a year-over-year view of our results excluding the effect of currency translation. Our constant currency disclosures are calculated by multiplying the actual results for the first quarter of 2014 by the exchange rates in effect for the comparable period in 2013.

Forward-Looking Statements
Statements in this press release that are not historic facts, including statements about our fiscal 2014 and other future financial and growth expectations and anticipated tax rates, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that the macroeconomic climate may not improve or may deteriorate, the possibility that customers may not purchase or adopt our solutions when or at the rates we expect and that our pipeline deals may not convert as we expect, the possibility foreign currency exchange rates may vary from our expectations and thereby affect our reported revenue and expense, the possibility that we may not achieve the license, services or support growth rates that we expect, which could result in a different mix of revenue between license, service and support and could impact our EPS results, the possibility that we may be unable to improve services margins as we expect, the possibility that we may be unable to improve sales productivity as we expect, the possibility that our CAD and SLM businesses and the ThingWorx business may not expand and/or generate the revenue we expect, the possibility that resource constraints and personnel reductions could adversely affect our revenue, and the possibility that remedial actions relating to our previously announced investigation in China will have a material impact on our operations in China and that fines and penalties may be assessed against us in connection with this matter. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses and profits and loans and cash repatriations from foreign subsidiaries. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

PTC, the PTC logo, and all other PTC product names and logos are trademarks or registered trademarks of PTC Inc. or its subsidiaries in the United States and in other countries. All other companies referenced herein are trademarks or registered trademarks of their respective holders.

About PTC
PTC (Nasdaq: PTC) enables manufacturers to achieve sustained product and service advantage. The company’s technology solutions help customers transform the way they create and service products across the entire product lifecycle – from conception and design to sourcing and service. Founded in 1985, PTC employs nearly 6,000 professionals serving more than 27,000 businesses in rapidly-evolving, globally distributed manufacturing industries worldwide. Get more information at www.ptc.com.

Contact:
PTC Investor Relations
James Hillier, 781-370-6359
jhillier@ptc.com

PTC Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended
	December 28,	December 29,
	2013	2012

Revenue:
License	$79,192	$79,185
Service	75,591	76,760
Support	170,142	163,806
Total revenue	324,925	319,751

Cost of revenue:
Cost of license revenue (1)	7,545	8,012
Cost of service revenue (1)	65,495	68,592
Cost of support revenue (1)	19,916	20,468
Total cost of revenue	92,956	97,072

Gross margin	231,969	222,679

Operating expenses:
Sales and marketing (1)	84,238	93,549
Research and development (1)	53,073	57,429
General and administrative (1)	30,931	35,817
Amortization of acquired intangible assets	7,789	6,623
Restructuring charges	1,067	15,402
Total operating expenses	177,098	208,820

Operating income	54,871	13,859
Other expense, net	(1,753)	(1,805)
Income before income taxes	53,118	12,054
Provision (benefit) for income taxes	13,461	(23,757)
Net income	$39,657	$35,811

Earnings per share:
Basic	$0.33	$0.30
Weighted average shares outstanding	118,933	119,927

Diluted	$0.33	$0.29
Weighted average shares outstanding	121,100	121,805

(1)	The amounts in the tables above include stock-based compensation as follows:

	Three Months Ended
	December 28,	December 29,
	2013	2012
Cost of license revenue	$4	$5
Cost of service revenue	1,598	1,612
Cost of support revenue	924	826
Sales and marketing	2,499	2,458
Research and development	2,689	2,512
General and administrative	5,050	4,480
Total stock-based compensation	$12,764	$11,893

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended
	December 28,	December 29,
	2013	2012

GAAP revenue	$324,925	$319,751
Fair value of acquired company's deferred support revenue	-	1,554
Non-GAAP revenue	$324,925	$321,305

GAAP gross margin	$231,969	$222,679
Fair value of acquired company's deferred support revenue	-	1,554
Stock-based compensation	2,526	2,443
Amortization of acquired intangible assets included in cost of license revenue	4,405	4,639
Amortization of acquired intangible assets included in cost of service revenue	92	-
Non-GAAP gross margin	$238,992	$231,315

GAAP operating income	$54,871	$13,859
Fair value of acquired company's deferred support revenue	-	1,554
Stock-based compensation	12,764	11,893
Amortization of acquired intangible assets included in cost of license revenue	4,405	4,639
Amortization of acquired intangible assets included in cost of service revenue	92	-
Amortization of acquired intangible assets	7,789	6,623
Acquisition-related charges included in general and administrative expenses	1,305	4,599
Restructuring charges	1,067	15,402
Non-GAAP operating income (2)	$82,293	$58,569

GAAP net income	$39,657	$35,811
Fair value of acquired company's deferred support revenue	-	1,554
Stock-based compensation	12,764	11,893
Amortization of acquired intangible assets included in cost of license revenue	4,405	4,639
Amortization of acquired intangible assets included in cost of service revenue	92	-
Amortization of acquired intangible assets	7,789	6,623
Acquisition-related charges included in general and administrative expenses	1,305	4,599
Restructuring charges	1,067	15,402
Income tax adjustments (3)	(6,858)	(36,400)
Non-GAAP net income	$60,221	$44,121

GAAP diluted earnings per share	$0.33	$0.29
Fair value of deferred support revenue	-	0.01
Stock-based compensation	0.11	0.10
Amortization of acquired intangibles	0.10	0.09
Acquisition-related charges	0.01	0.04
Restructuring charges and other	0.01	0.13
Income tax adjustments	(0.06)	(0.30)
Non-GAAP diluted earnings per share	$0.50	$0.36

(2) Operating margin impact of non-GAAP adjustments:
	Three Months Ended
	December 28,	December 29,
	2013	2012
GAAP operating margin	16.9%	4.3%
Fair value of deferred support revenue	0.0%	0.5%
Stock-based compensation	3.9%	3.7%
Amortization of acquired intangibles	3.8%	3.5%
Acquisition-related charges	0.4%	1.4%
Restructuring charges	0.3%	4.8%
Non-GAAP operating margin	25.3%	18.2%

(3)
Income tax adjustments for the first quarter of 2014 and 2013 reflect the tax effects of non-GAAP adjustments which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above, and also include any identified tax items. In the fourth quarter of 2012, a valuation allowance was established against our U.S. net deferred tax assets. As the U.S. is profitable on a non-GAAP basis, the 2014 and 2013 non-GAAP tax provision is being calculated assuming there is no U.S. valuation allowance. The first quarter of 2013 also includes a non-cash tax benefit of $32.6 million related to the release of a portion of the valuation allowance as a result of deferred tax liabilities established for the acquisition of Servigistics.

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 28,	September 30,
	2013	2013

ASSETS

Cash and cash equivalents	$371,377	$241,913
Accounts receivable, net	212,570	229,106
Property and equipment, net	63,152	64,652
Goodwill and acquired intangible assets, net	1,029,422	1,042,216
Other assets	228,221	251,019

Total assets	$1,904,742	$1,828,906

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$301,488	$336,913
Borrowings under credit facility	368,125	258,125
Other liabilities	266,481	307,388
Stockholders' equity	968,648	926,480

Total liabilities and stockholders' equity	$1,904,742	$1,828,906

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	December 28,	December 29,
	2013	2012

Cash flows from operating activities:
Net income	$39,657	$35,811
Stock-based compensation	12,764	11,893
Depreciation and amortization	19,100	19,477
Accounts receivable	19,273	16,142
Accounts payable and accruals	(42,862)	(27,958)
Deferred revenue	(10,827)	(3,534)
Income taxes	7,393	(33,779)
Excess tax benefits from stock-based awards	(6,802)	(28)
Other	(1,454)	(4,388)
Net cash provided by operating activities (4)	36,242	13,636

Capital expenditures	(5,774)	(7,393)
Acquisitions of businesses, net of cash acquired (5)	-	(222,423)
Proceeds (payments) on debt, net acquired (6)	110,000	(1,875)
Proceeds from issuance of common stock	351	645
Payments of withholding taxes in connection with
vesting of stock-based awards	(19,363)	(9,348)
Repurchases of common stock	-	(15,792)
Excess tax benefits from stock-based awards	6,802	28
Foreign exchange impact on cash	1,206	1,371

Net change in cash and cash equivalents	129,464	(241,151)
Cash and cash equivalents, beginning of period	241,913	489,543
Cash and cash equivalents, end of period	$371,377	$248,392

(4)
The first quarter of 2014 includes $12 million in restructuring payments and $1 million of restructuring charges. The first quarter of 2013 includes $10 million in restructuring payments and $15 million of restructuring charges.

(5)	We acquired Servigistics on October 2, 2012, for $222.4 million (net of cash acquired).

(6)	We borrowed $110 million under our revolving credit facility in the first quarter of 2014 in anticipation of acquiring ThingWorx on December 30, 2013.